Exhibit 3.4

BYLAWS

OF

MORRIS PUBLISHING FINANCE CO.

(a Georgia corporation)

ARTICLE I. OFFICES

Section 1. Principal office. The principal office for the transaction of the business of the Corporation shall be located at such place as may be fixed from time to time by the Board of Directors.

Section 2. Other offices. Branch offices and places of business may be established at any time by the Board of Directors at any place or places where the Corporation is qualified to do business, whether within or without the State of Georgia.

ARTICLE II. SHAREHOLDERS’ MEETINGS

Section 1. Place of meetings. Any meeting of the Shareholders of the Corporation, whether an annual meeting or a special meeting, may be held either at the principal office of the Corporation or at any place in the United States within or without the State of Georgia.

Section 2. Annual shareholder meeting. No annual meeting of Shareholders is required unless one or more of the Shareholders delivers written notice to the Corporation requesting a meeting pursuant to Section 14-2-924 of the Official Code of Georgia. If a Shareholder desires that an annual meeting be held, the annual meeting shall be held on the first business day after May 3lst each year, at l0:00 a.m., or such other date and time as may be set forth in a Shareholders Agreement. However, no such meeting shall be held unless one or more Shareholders delivers written notice to the Corporation requesting a meeting at least thirty (30) days before the meeting date as set in this paragraph.

The place of meeting shall be the principal office of the Corporation, unless all the Shareholders entitled to vote at the meeting agree by written consents (which may be in the form of waiver of notice or otherwise) to another location, which may be within or without the State of Georgia.

At an annual meeting of the Shareholders, any matter relating to the affairs of the Corporation, whether or not stated in the notice of the meeting, may be brought up for action except matters which the Georgia Business Corporation Code requires to be stated in the notice of the meeting.

Section 3. Special meetings. A special meeting of the Shareholders, for any purpose or purposes whatsoever, may be called at any time by the Chairman of the Board, the President, the Vice-President, a majority of the Board of Directors, or one or more Shareholders holding an aggregate of not less than one-third of the voting power of the Corporation. Such a call for a special meeting must state the purpose of the meeting.

Section 4. Notice of meetings. Unless waived, written notice stating the place, day, and hour of each meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered to each Shareholder of record entitled to vote not less than ten (10) days (or not less than any such other minimum period of days as may be prescribed by the Georgia Business Corporation Code) nor more than fifty (50) days before the date of the meeting either personally or by first class mail by, or at the direction of, the Directors, the President, the Secretary, or the Officer or persons calling the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with first class postage thereon prepaid, addressed to the Shareholder at such Shareholder’s address as it appears on the stock transfer books of the Corporation. The notice of any annual or special meeting shall also include, or be accompanied by, any additional statements, information, or documents prescribed by the Georgia Business Corporation Code. When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. If, however, after the adjournment the Board fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each Shareholder on the new record date.

Section 5. Waiver of notice. Notice of any annual or special meeting may be waived by any Shareholder, either before or after the meeting. The attendance of a Shareholder at a meeting, either in person or by proxy, shall of itself constitute waiver of notice and waiver of any and all objections to the place or time of the meeting, or to the manner in which it has been called or convened, except when a Shareholder attends solely for the purpose of stating, at the beginning of the meeting, an objection or objections to the transaction of business at such meeting.

Section 6. Quorum, voting, and proxy. Shareholders representing a majority of common stock issued and outstanding shall constitute a quorum at a Shareholders’ meeting. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the Shareholders, unless the vote of a greater number of voting by classes or series is required by the Articles of Incorporation or by the Georgia Business Corporation Code. Each common Shareholder shall be entitled to one (1) vote for each share of common stock owned. Any Shareholder who is entitled to attend a Shareholders’ meeting, to vote thereat, or to execute consents, waivers, or releases, may be represented at such meeting or vote thereat, and execute consents, waivers, and releases, and exercise any of such Shareholder’s other rights, by one (1) or more agents, who may be either an individual or individuals or any domestic or foreign corporation, authorized by a written proxy executed by such person or by such person’s attorney-in-fact. A telegram or cablegram transmitted by a Shareholder shall be deemed a written proxy. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the person executing such proxy, except as otherwise provided by the Georgia Business Corporation Code. If a proxy expressly provides, any proxy holder may appoint in writing a substitute to act in such proxy holder’s place.

Section 7. Action by Consent. Any action required by law or permitted to be taken at any Shareholders’ meeting may be taken without a meeting if written consent, setting forth the action so taken, shall be signed by all Shareholders entitled to vote with respect to the subject matter thereof. Such consent shall have the same force and effect as a unanimous vote of the Shareholders and shall be filed with the Secretary and recorded in the record book of the Corporation.

ARTICLE III. BOARD OF DIRECTORS

Section 1. Functions and definitions. The business and affairs of the Corporation shall be managed by a governing board, which is herein referred to as the “Board of Directors” or “Directors”, notwithstanding that only one (1) Director legally constitutes the Board. The use of the phrase “entire Board” or “full Board” in these Bylaws refers to the total number of Directors which the Corporation would have if there were no vacancies.

Section 2. Qualifications and number. Each Director shall be at least twenty-one (21) years of age. A Director need not be a Shareholder, a citizen of the United States, or a resident of the State of Georgia. The initial Board of Directors shall consist of the Directors fixed in the Articles of Incorporation or appointed by the Incorporator. Thereafter, the number of Directors constituting the entire board shall be not less than three (3) nor more than fifteen (15) members, except that, where all the shares are owned beneficially and of record by less than three (3) Shareholders, the number of Directors may be less than three (3) but not less than the number of such Shareholders. Subject to the foregoing limitation, the precise number of Directors is to be fixed by a resolution of the Shareholders from time to time. No decrease in the number of Directors shall have the effect of shortening the term of any incumbent Director.

Section 3. Election and tenure. Each Director named as such in the Articles of Incorporation or by the Incorporator shall hold office until the first annual meeting of Shareholders and until such Director’s successor is elected and qualified, or until such Director’s earlier resignation, removal from office, or death. At the first annual meeting of the Shareholders and at each annual meeting thereafter, Directors shall be elected, and each such Director shall hold office until the next annual meeting of Shareholders and until such Director’s successor is elected and qualified, or until such Director’s earlier resignation, removal from office, or death. In such elections, the persons having a plurality of votes shall be elected.

Section 4. Powers. The Board of Directors shall have authority to manage the affairs and exercise the powers, privileges, and franchises of the Corporation as they may deem expedient for the interests of the Corporation, subject to the terms of the Articles of Incorporation, these Bylaws, any valid Shareholders’ agreement, and such policies and directions as may be prescribed from time to time by the Shareholders.

Section 5. Meetings. The annual meeting of the Board of Directors shall be held without notice immediately following the annual meeting of the Shareholders, on the same date and at the same place as such annual meeting of the Shareholders; provided, however, that no annual meeting of the Board of Directors is required if the Shareholders do not hold an annual meeting. The Board by resolution may provide for regular meetings, which may be held without notice as and when scheduled in such resolution. Special meetings of the Board may be called at any time by the Chairman of the Board, the President, or by any two (2) or more Directors. The Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment in which all persons participating in the meeting can hear each other, and participation in such a meeting pursuant to this Section 5 shall constitute presence in person at such meeting.

Section 6. Notice and waiver; quorum. Notice of any special meeting of the Board of Directors shall be given to each Director personally or by mail, telegram, or cablegram addressed to such Director at such Director’s last known address, at least two (2) days prior to the meeting. Such notice may be waived, either before or after the meeting. The attendance of a Director at any special meeting shall of itself constitute a waiver of notice of such meeting and of any and all objections to the place or time of the meeting, or to the manner in which it has been called or convened, except where a Director states, at the beginning of the meeting, any such objection or objections to the transaction of business. A majority of the Board of Directors shall constitute a quorum at any Directors’ meeting.

Section 7. No meeting necessary, when. Any action required by law or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if written consent, setting forth the action so taken, shall be signed by all the Directors. Such consent shall have the same force and effect as a unanimous vote of the Board of Directors and shall be filed with the Secretary and recorded in the record book of the Corporation.

Section 8. Voting. At all meetings of the Board of Directors, each Director shall have one vote and, except as otherwise provided herein or provided by law, all questions shall be determined by a majority vote of the Directors present.

Section 9. Removal. Any one or more Directors or the entire Board of Directors may be removed from office, with or without cause, by the affirmative vote of the holders of a majority of the shares entitled to vote at any Shareholders’ meeting with respect to which notice of such purpose has been given.

Section 10. Vacancies. Any vacancy occurring in the Board of Directors shall be filled by the affirmative vote of a majority of the remaining Directors, even though less than a quorum, or by the sole remaining Director, as the case may be, or by the Shareholders if the vacancy is not so filled or if no Director remains, and when so filled such appointee shall serve for the unexpired term of the Director to whose place such appointee succeeds.

Section 11. Dividends. The Board of Directors may declare dividends payable in cash or other property out of the unreserved and unrestricted net earnings of the current fiscal year, computed to the date of declaration of the dividend, or the preceding fiscal year, or out of the unreserved and unrestricted earned surplus of the Corporation, or out of the unreserved and unrestricted capital surplus if so authorized by the Articles of Incorporation, as they may deem expedient.

Section 12. Committees. In the discretion of the Board of Directors, such Board from time to time may elect or appoint, from its own members, an Executive Committee or such other committee or committees as such Board may see fit to establish. Each such committee shall consist of two or more Directors, and each shall have and may exercise such authority and perform such functions as the Board by resolution may prescribe within the limitations imposed by law.

Section 13. Officers, salaries, and bonds. The Board of Directors shall elect all Officers of the Corporation and fix their compensation, unless pursuant to a resolution of the Board the authority to fix compensation is delegated to the President. The fact that any Officer is a Director shall not preclude such individual from receiving a salary or from voting upon the resolution providing the same. The Board of Directors may or may not, in their discretion, require bonds from either or all of the Officers and employees of the Corporation for the faithful performance of their duties and good conduct while in office.

Section 14. Compensation of Directors. Directors, as such, shall be entitled to receive such fees and expenses, if any, for attendance at each regular or special meeting of the Board and any adjournments thereof as may be fixed from time to time by resolution of the Board, and such fees and expenses shall be payable even though an adjournment be had because of the absence of a quorum; provided, however, that nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor. Members of either standing or special committees may be allowed such compensation as may be provided from time to time by resolution of the Board for attending committee meetings.

ARTICLE IV. OFFICERS

Section 1. Selection. The Board of Directors at each annual meeting shall elect or appoint a President (who shall be a Director), a Secretary, and a Treasurer, each to serve for the ensuing year and until such Officer’s successor is elected and qualified, or until such Officer’s earlier resignation, removal from office, or death. The Board of Directors, at such meeting, may or may not, in the discretion of the Board, elect a Chairman of the Board and/or one or more Vice Presidents, and also may elect or appoint one or more Assistant Vice Presidents and/or one or more Assistant Secretaries and/or one or more Assistant Treasurers. When more than one Vice President is elected, they may, in the discretion of the Board, be designated Executive Vice President, First Vice President, Second Vice President, etc., according to seniority or rank, and any person may hold two or more offices except that the President shall not also serve as the Secretary.

Section 2. Removal, vacancies. Any Officers of the Corporation may be removed from office at any time by the Board of Directors, with or without cause. Any vacancy occurring in any office of the Corporation may be filled by the Board of Directors.

Section 3. Chairman of the Board. The Chairman of the Board of Directors, when and if elected, shall, whenever present, preside at all meetings of the Board of Directors and at all meetings of the Shareholders. The Chairman of the Board of Directors shall have all the powers of the President in the event of the President’s absence or inability to act, or in the event of a vacancy in the office of the President. The Chairman of the Board of Directors shall confer with the President on matters of general policy affecting the business of the Corporation and shall have, in such Chairman’s discretion, power and authority to generally supervise all the affairs of the Corporation and the acts and conduct of all the Officers of the Corporation, and shall have such other duties as may be conferred upon the Chairman of the Board by the Board of Directors.

Section 4. President. If there be no Chairman of the Board elected, or in the Chairman’s absence, the President shall preside at all meetings of the Board of Directors and at all meetings of the Shareholders. The immediate supervision of the affairs of the Corporation shall be vested in the President. It shall be the President’s duty to attend constantly to the business of the Corporation and to maintain strict supervision over all of its affairs and interests. The President shall keep the Board of Directors fully advised of the affairs and condition of the Corporation, and shall manage and operate the business of the Corporation pursuant to such policies as may be prescribed from time to time by the Board of Directors. The President shall, subject to approval of the Board, hire and fix the compensation of all employees and agents of the Corporation other than Officers, and any person thus hired shall be removable at the President’s pleasure.

Section 5. Vice President. Any Vice President of the Corporation may be designated by the Board of Directors to act for and in the place of the President in the event of sickness, disability, or absence of the President or the failure of the President to act for any reason, and when so designated, such Vice President shall exercise all the powers of the President in accordance with such designation. The Vice Presidents shall have such duties as may be required of or assigned to them by the Board of Directors, the Chairman of the Board, or the President.

Section 6. Secretary. It shall be the duty of the Secretary to keep a record of the proceedings of all meetings of the Shareholders and Board of Directors; to keep the stock records of the Corporation; to notify the Shareholders and Directors of meetings as provided by these Bylaws; and to perform such other duties as may be prescribed by the Chairman of the Board, the President, or the Board of Directors. Any Assistant Secretary, if elected, shall perform the duties of the Secretary during the absence or disability of the Secretary and shall perform such other duties as may be prescribed by the Chairman of the Board, the President, the Secretary, or the Board of Directors.

Section 7. Treasurer. The Treasurer shall keep, or cause to be kept, the financial books and records of the Corporation, and shall faithfully account for its funds. The Treasurer shall make such reports as may be necessary to keep the Chairman of the Board, the President, and the Board of Directors fully informed at all times as to the financial condition of the Corporation, and shall perform such other duties as may be prescribed by the Chairman of the Board, the President, or the Board of Directors. Any Assistant Treasurer, if elected, shall perform the duties of the Treasurer during the absence or disability of the Treasurer, and shall perform such other duties as may be prescribed by the Chairman of the Board, the President, the Treasurer, or the Board of Directors.

ARTICLE V. CONTRACTS, ETC.

Section 1. Contracts, deeds, and loans. All contracts, deeds, mortgages, pledges, promissory notes, transfers, and other written instruments binding upon the Corporation shall be executed on behalf of the Corporation by the Chairman of the Board, if elected, the President, any Vice President, or by such other Officers or agents as the Board of Directors may designate from time to time. Any such instrument required to be given under the seal of the Corporation may be attested by the Secretary or Assistant Secretary of the Corporation.

Section 2. Proxies. The Chairman of the Board, if elected, or the President or any Vice President shall have full power and authority, on behalf of the Corporation, to attend and to act and to vote at any meetings of the Shareholders, bond holders, or other security holders of any Corporation, trust, or association in which this Corporation may hold securities, and at any such meeting shall possess and may exercise any and all of the rights and powers incident to the ownership of such securities and which as owner thereof the Corporation might have possessed and exercised if present, including the power and authority to delegate such power and authority to a proxy selected by such Officer. The Board of Directors may, by resolution, from time to time, confer like powers upon any other such person or persons.

ARTICLE VI. CHECKS AND DRAFTS

Checks and drafts of the Corporation shall be signed by such Officer or Officers or such other employees or persons as the Board of Directors may from time to time designate.

ARTICLE VII. STOCK

Section 1. Certificates of stock. The certificates for shares of capital stock of the Corporation shall be in such form as shall be determined by the Board of Directors. They shall be numbered consecutively and entered into the stock book of the Corporation as they are issued. Each certificate shall state on its face the fact that the Corporation is a Georgia corporation, the name of the person to whom the shares are issued, the number and class of shares (and series, if any) represented by the certificate and their par value, or a statement that they are without par value. In addition, when and if more than one class of shares shall be outstanding, all share certificates of whatever class shall state that the Corporation will furnish to any Shareholder upon request and without charge a full statement of the designations, relative rights, preferences, and limitations of the shares of each class authorized to be issued by the Corporation.

Section 2. Signature; transfer agent; registrar. Share certificates shall be signed by the President or any Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, and shall bear the seal of the Corporation or a facsimile thereof. The Board of Directors may from time to time appoint transfer agents and registrars for the shares of capital stock of the Corporation or any class thereof, and when any share certificate is countersigned by a transfer agent or registered by a registrar, the signature of any Officer of the Corporation appearing thereon may be a facsimile signature. In case any Officer who signed, or whose facsimile signature was placed upon, any such certificate shall have died or ceased to be such Officer before such certificate is issued, it may nevertheless be issued with the same effect as if such Officer continued to be such Officer on the date of issue.

Section 3. Stock book. The Corporation shall keep at its principal office, or at the office of its transfer agent, wherever located, with a copy at the principal office of the Corporation, a book, to be known as the stock book of the Corporation, containing in alphabetical order the name of each Shareholder of record, together with such Shareholder’s address, the number of shares of each kind, class, or series of stock held by such Shareholder, and such Shareholder’s Social Security number. The stock book shall be maintained in current condition. The stock book, including the share register, or the duplicate copy thereof maintained at the principal office of the Corporation, shall be available for inspection and copying by any Shareholder at any meeting of the Shareholders upon request, or at other times upon the written request of any Shareholder or holder of a voting trust certificate. The stock book may be inspected and copied either by a Shareholder or a holder of a voting trust certificate in person, or by such person’s duly authorized attorney or agent. The information contained in the stock book and share register may be stored on punch cards, magnetic tape, or any other approved information storage devices related to electronic data processing equipment; provided that any such method, device, or system employed shall first be approved by the Board of Directors, and provided further that the same is capable of reproducing all information contained therein, in legible and understandable form, for inspection by Shareholders or for any other proper corporate purpose.

Section 4. Transfer of stock; registration of transfer. The stock of the Corporation shall be transferred only by surrender of the certificate and transfer upon the stock book of the Corporation. Upon surrender to the Corporation, or to any transfer agent or registrar for the class of shares represented by the certificate surrendered, of a certificate properly endorsed for transfer, accompanied by such assurances as the Corporation, or such transfer agent or registrar, may require as to the genuineness and effectiveness of each necessary endorsement and satisfactory evidence of compliance with all applicable laws relating to securities transfers and the collection of taxes, it shall be the duty of the Corporation, or such transfer agent or registrar, to issue a new certificate, cancel the old certificate, and record the transactions upon the stock book of the Corporation.

Section 5. Registered Shareholders. Except as otherwise required by law, the Corporation shall be entitled to treat the person registered on its stock book as the owner of shares of capital stock of the Corporation and as the person exclusively entitled to receive notification, dividends, or other distributions, to vote, and otherwise to exercise all the rights and powers of ownership and shall not be bound to recognize any adverse claim.

Section 6. Record date. For the purpose of determining Shareholders entitled to notice of or to vote at any meeting of Shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining Shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action affecting the interests of Shareholders, the Board of Directors may fix, in advance, a record date. Such date shall not be more than fifty (50) nor less than ten (10) days before the date of any such meeting nor more than fifty (50) days prior to any other action. In each case, except as otherwise provided by law, only such persons as shall be Shareholders of record on the date so fixed shall be entitled to notice of and to vote at such meeting and any adjournment thereof, to express such consent or dissent, or to receive payment of such dividend or such allotment of rights, or otherwise be recognized as Shareholders for any other related purpose, notwithstanding any registration of a transfer of shares on the stock book of the Corporation after any such record date so fixed.

Section 7. Lost certificates. When a person to whom a certificate of stock has been issued alleges it to have been lost, destroyed, or wrongfully taken, and if the Corporation, transfer agent, or registrar is not on notice that such certificate has been acquired by a bona fide purchaser, a new certificate may be issued upon such owner’s compliance with all of the following conditions: (a) Such owner shall file with the Secretary of the Corporation, and the transfer agent or the registrar, such owner’s request for the issuance of a new certificate, with an affidavit setting forth the time, place, and circumstances of the loss; (b) Such owner shall also file with the Secretary, and the transfer agent or the registrar, a bond with good and sufficient security acceptable to the Corporation and the transfer agent or the registrar, conditioned to indemnify and save harmless the Corporation and the transfer agent or the registrar from any and all damage, liability, and expense of every nature whatsoever resulting from the Corporation’s or the transfer agent’s or the registrar’s issuing a new certificate in place of the one alleged to have been lost; and (c) Such owner shall comply with such other reasonable requirements as the Chairman of the Board, the President, or the Board of Directors of the Corporation, and the transfer agent or the registrar shall deem appropriate under the circumstances.

Section 8. Replacement of mutilated certificates. A new certificate may be issued in lieu of any certificate previously issued that may be defaced or mutilated upon surrender for cancellation of a part of the old certificate sufficient in the opinion of the Secretary and the transfer agent or the registrar to duly identify the defaced or mutilated certificate and to protect the Corporation and the transfer agent or the registrar against loss or liability. Where sufficient identification is lacking, a new certificate may be issued upon compliance with all of the conditions set forth in Section 7 of this Article VII.

ARTICLE VIII. INDEMNIFICATION

Section l. Authority to Indemnify.

(a) Except as provided in subsections (b) and (c) of this Section l, the Corporation shall indemnify an individual made a party to a proceeding because such individual is or was a Director against liability incurred in the proceeding, if such Director acted in a manner such Director believed in good faith to be in or not opposed to the best interests of the Corporation and, in the case of any criminal proceeding, such Director had no reasonable cause to believe the conduct was unlawful.

(b) The Corporation may not indemnify a Director under this Section l:

(l) In connection with a proceeding by or in the right of the Corporation in which the Director was adjudged liable to the Corporation; or

(2) In connection with any other proceeding in which the Director was adjudged liable on the basis that personal benefit was improperly received by the Director.

(c) Indemnification permitted under this Section l in connection with a proceeding by or in the right of the Corporation is limited to reasonable expenses incurred in connection with the proceeding.

Section 2. Mandatory Indemnification. Unless otherwise provided in the articles of incorporation, to the extent that a Director has been successful, on the merits or otherwise, in the defense of any proceeding to which the Director was a party, or in defense of any claim, issue, or matter therein, because that individual is or was a Director of the Corporation, the Corporation shall indemnify the Director against reasonable expenses incurred by the Director in connection therewith.

Section 3. Advance for Expenses.

(a) The Corporation shall pay for or reimburse the reasonable expenses incurred by a Director who is a party to a proceeding in advance of final disposition of the proceeding if:

(l) The Director furnishes the Corporation a written affirmation of such Director’s good faith belief that such Director has met the standard of conduct set forth in subsection (a) of Section l of these Bylaws; and

(2) The Director furnishes the Corporation a written undertaking, executed personally or on the Director’s behalf, to repay any advances if it is ultimately determined that the Director is not entitled to indemnification under Section l.

(b) The undertaking required by paragraph (2) of subsection (a) of this Section 3 must be an unlimited general obligation of the Director, but need not be secured and may be accepted without reference to financial ability to make repayment.

Section 4. Determination and Authorization of Indemnification.

(a) The Corporation may not indemnify a Director under Section l of these Bylaws unless authorized thereunder and a determination has been made in the specific case that indemnification of the Director is required in the circumstances because the Director has met the standard of conduct set forth in subsection (a) of Section l.

(b) The determination shall be made:

(l) By the Board of Directors by majority vote of a quorum consisting of Directors not at the time parties to the proceeding; or

(2) If a quorum cannot be obtained under paragraph (l) of this subsection, by majority vote of a committee duly designated by the Board of Directors (in which designation Directors who are parties may participate), consisting solely of two or more Directors not at the time parties to the proceeding; or

(3) By special legal counsel:

(i) Selected by the Board of Directors or its committee in the manner prescribed in paragraphs (l) or (2) of this subsection (b); or

(ii) If a quorum of the Board of Directors cannot be obtained under paragraph (l) of this subsection (b) and a committee cannot be designated under paragraph (2) of this subsection, selected by majority vote of the full Board of Directors (in which selection Directors who are parties may participate); or

(4) By the Shareholders, but shares owned by or voted under the control of Directors who are at the time parties to the proceeding may not be voted on the determination.

(c) Authorization of indemnification or an obligation to indemnify and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is required, except that if the determination that indemnification is required is made by special legal counsel, evaluation as to reasonableness of expenses shall be made by those entitled under paragraph (3) of subsection (b) of this Bylaw provision to select counsel.

Section 5. Indemnification of Officers, Employees, and Agents. Unless the Corporations’ Articles of Incorporation provide otherwise:

(l) An Officer of the Corporation who is not a Director is entitled to mandatory indemnification under Section 2 of these Bylaws to the same extent as a Director; and

(2) The Corporation may, in the discretion of the Board of Directors, indemnify and advance expenses to an Officer, employee, or agent, who is not a Director, to the extent the Board deems appropriate, consistent with public policy.

Section 6. Director’s Expenses as a Witness. This Article VIII does not limit the Corporation’s power to pay or reimburse expenses incurred by a Director in connection with such Director’s appearance as a witness in a proceeding at a time when such Director has not been made a named defendant or respondent to the proceeding.

ARTICLE IX. REIMBURSEMENT BY CORPORATE EMPLOYEES

Any payments made to an employee of the Corporation in the form of a salary or bonus payment which shall be disallowed, in whole or in part, as a deductible expense to the Corporation for federal or state income tax purposes by the Internal Revenue Service, or by the State Revenue Department, shall be reimbursed by such employee to the Corporation to the full extent of such disallowance within six (6) months after the date on which the Corporation pays the deficiency with respect to such disallowance. It shall be the duty of the Board of Directors of the Corporation to enforce payment to the Corporation by any such employee for the amount disallowed. The Corporation shall not be required to legally defend any proposed disallowance by the Internal Revenue Service or by the State Revenue Department, and the amount required to be reimbursed by such employee shall be the amount, as finally determined by agreement or otherwise, which is actually disallowed as a deduction. In lieu of payment to the Corporation by any such employee, the Board of Directors may, in the discretion of the Board, withhold amounts from such employee’s future compensation payments until the amount owed to the Corporation has been fully recovered.

ARTICLE X. AMENDMENT

Section 1. Directors. The Board of Directors shall have the power to alter, amend, or repeal these Bylaws or adopt new bylaws unless such power is reserved exclusively to the Shareholders by the Articles of Incorporation or in bylaws previously adopted by the Shareholders, but any bylaws adopted by the Board of Directors may be altered, amended, or repealed, and new bylaws adopted, by the Shareholders.

Section 2. Shareholders. The Shareholders shall have the power to alter, amend, or repeal these Bylaws or adopt new bylaws at any regular meeting or at any special meeting of the Shareholders. The Shareholders may prescribe that any bylaw or bylaws adopted by them shall not be altered, amended, or repealed by the Board of Directors.

EXECUTED AND EFFECTIVE as of the                      day of July, 2003.

MORRIS PUBLISHING FINANCE CO.

ATTEST:

	/s/		/s/

By:	Terry K. House, Jr.	By:	Craig S. Mitchell
As its: Assistant Secretary		As its: Vice President, Secretary, Treasurer & Chief Financial Officer